Calculation of Filing Fee Tables
S-4
American Water Works Company, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	91,660,746		$ 11,179,605,739.20	0.0001381	$ 1,543,903.55
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,179,605,739.20		$ 1,543,903.55
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,543,903.55
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of shares of American Water Works Company, Inc. ("American Water") common stock, par value $0.01 per share (the "American Water common stock"), issuable or expected to be issuable by American Water upon the completion of the proposed merger of Alpha Merger Sub, Inc. ("Merger Sub") with and into Essential Utilities, Inc. ("Essential", and such proposed transaction, the "merger"), with Essential surviving the merger as a wholly owned subsidiary of American Water, pursuant to the Agreement and Plan of Merger, dated as of October 26, 2025 (the "merger agreement"), by and among American Water, Merger Sub, and Essential, and is calculated as follows: the product of (a) 300,527,036, which is an estimate based on the number of shares of Essential common stock issued and outstanding as of December 10, 2025 and represents the sum of (i) 297,237,816 shares of Essential common stock, par value $0.50 per share ("Essential common stock"), (ii) 1,197,112 shares of Essential common stock in respect of Essential restricted stock unit awards (whether vested or unvested), and (iii) 2,092,108 shares of Essential common stock in respect of performance-based restricted stock unit awards (whether vested or unvested), multiplied by (b) 0.305, the exchange ratio in the merger agreement. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also be deemed to cover any additional securities that may from time to time be offered or issued resulting from any forward or reverse stock splits, stock dividends, or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and is calculated in accordance with Rules 457(c) and 457(f)(1) under the Securities Act as follows: the product of (a) $37.20, the average of the high and low per share prices of Essential common stock as reported on the New York Stock Exchange on December 10, 2025, multiplied by (b) 300,527,036, the estimated maximum number of shares of Essential common stock to be exchanged for the shares of American Water common stock upon completion of the merger, as described above and in the merger agreement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
300,527,036	$ 37.20	$ 11,179,605,739.20			$ 11,179,605,739.20

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A